Exhibit 24

POWER OF ATTORNEY

Each director and executive officer of United Community Financial Corp. (the “Company”) whose signature appears below hereby constitutes and appoints James R. Reske and Jude J. Nohra, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common shares that may be resold, from time to time, by certain shareholders, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of June 25, 2013.

Signature	Title

/s/ Marty E. Adams Marty E. Adams	Director

/s/ Eugenia C. Atkinson Eugenia C. Atkinson	Director

/s/ Patrick W. Bevack Patrick W. Bevack	Director, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Richard J. Buoncore Richard J. Buoncore	Director

/s/ Lee Burdman Lee Burdman	Director

/s/ Scott N. Crewson Scott N. Crewson	Director

/s/ Scott D. Hunter Scott D. Hunter	Director

/s/ James R. Reske James R. Reske	Treasurer and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

/s/ David C. Sweet David C. Sweet	Director

/s/ Richard J. Schiraldi Richard J. Schiraldi	Chairman of the Board